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                      ARTICLES OF AMENDMENT
              ALLIANCE GROWTH AND INCOME FUND, INC.


         Alliance Growth and Income Fund, Inc., a Maryland

corporation having its principal office in the State of Maryland in Baltimore (hereinafter called the "Corporation"), hereby

certifies to the State Department of Assessments and Taxation of

Maryland that:

         FIRST:  The Articles of Incorporation of the Corporation

are hereby amended in Article THIRD by deleting Section (1)

thereof, including subdivisions (a) through (d), and inserting in lieu thereof a new Section (1) as set forth below:


            (1) To purchase or otherwise acquire,
         hold for investment or otherwise, sell,
         exchange or otherwise dispose of full or part paid securities (which term "securities" shall for the purpose of this Article, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by any persons, firms, associations, corporations, syndicates, combinations, organizations, governments or subdivisions thereof, and to underwrite, and generally to deal in any such securities; and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof.

         SECOND:  The foregoing amendment to the Charter was

advised by the Board of Directors and approved by the

stockholders.




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         The undersigned President of the Corporation

acknowledges these Articles of Amendment to be the corporate act of the Corporation and states to the best of his knowledge,

information and belief that the matters and facts set forth in these Articles of Amendment with respect to authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, Alliance Growth and Income Fund,

Inc. has caused these Articles of Amendment to be signed and filed in its name and on its behalf by its President and

witnessed by its Secretary on September 9, 1997.

                             ALLIANCE GROWTH AND INCOME
                               FUND, INC.

                                 /s/ John D. Carifa
                             By:___________________________
                                     John D. Carifa
                                        President

WITNESS:

/s/ Edmund P. Bergan, Jr.
___________________________
   Edmund P. Bergan, Jr.
         Secretary

















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